Exhibit 99.1

Control4 Announces Financial Results for First Quarter 2015

SALT LAKE CITY — April 30, 2015 — Control4 Corporation (NASDAQ: CTRL), a leading provider of automation and control solutions for the connected home, today announced financial results for its first quarter ended March 31, 2015.

Revenue for the first quarter of 2015 was $32.1 million, compared with revenue of $31.9 million for the first quarter of 2014, representing 1% year-over-year growth.

Net loss for the first quarter of 2015 was $4.2 million, or $0.17 per diluted share, compared to net loss of $0.5 million, or $0.02 per diluted share, in the first quarter of 2014.

Non-GAAP net loss for the first quarter of 2015 was $1.2 million, or $0.05 per diluted share, compared to non-GAAP net income of $0.8 million, or $0.03 per diluted share, in the first quarter of 2014.

“Though the first quarter is our seasonally slowest revenue quarter, customer and dealer enthusiasm for our newest home-automation software and products is very strong,” said Martin Plaehn, chairman and chief executive officer of Control4.  “Our January acquisition of Nexus Technologies (and its Leaf-branded products) and our February roll-out of new Control4 products extended our foundation of stronger solutions for smart and connected homes.  We’re confident in the business opportunities ahead and are already engaged to pursue them.”

Commenting on the company’s financial results for the first quarter, Dan Strong, chief financial officer of Control4, added:  “Demand for our newly announced products has been strong.  We ended the quarter with a higher than normal product backlog which impacted our revenue in the first quarter.  We expect to increase our revenue growth rate from the first quarter, and to continue to invest in R&D and Sales and Marketing to bolster our new product development capabilities, and to strengthen our dealer network with enhanced channel programs and direct-to-consumer marketing.”

Guidance

For the second quarter of 2015, the company expects revenue to be between $41 million and $44 million, and expects non-GAAP net income to be between $2.5 million and $4.5 million, or $0.10 to $0.17 per share for the quarter. For the full year 2015, the company expects revenue to increase between 10% and 15% compared to 2014.

Q1 2015 Operational Metrics

Revenue ($ mm)	1Q 2015	4Q 2014	1Q 2014

North America Core Revenue	24.4	30.2	24.2
International Core Revenue	7.4	9.3	7.1
Other Revenue	0.3	1.7	0.6
Total Revenue	32.1	41.2	31.9

	1Q 2015	4Q 2014	1Q 2014
Dealer Adds
North America	84	77	75
International	64	34	49
Total Dealer Adds	148	111	124

Active Dealers
North America	2,614	2,588	2,506
International	718	685	612
Total Active Dealers	3,332	3,273	3,118

Total Dealers
North America	2,672	2,676	2,543
International	836	787	683
Total Dealers	3,508	3,463	3,226

Controller Shipments	13,931	22,737	16,224

Conference Call

On April 30, 2015, Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and will webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). To access the conference call, dial 913-312-0855 or 888-208-1625 (toll free) and enter passcode 2899596. The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference through May 14, 2015.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 2899596.

About Control4 Corporation (NASDAQ: CTRL):

Control4 [NASDAQ: CTRL] is a leading provider of automation systems for homes and businesses, offering personalized control of lighting, music, video, temperature, security, communications and similar functionalities into a unified automation solution that enhances the daily lives of its customers. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. More than 75% of Control4’s consumers have integrated two or more functionalities with Control4’s solution, which is available through more than 3,300 custom integrators, retail outlets, and distributors in over 90 countries. By delivering insightfully simple control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels, and businesses around the world.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s future financial performance on both a GAAP and non-GAAP basis, expectations relating to the market awareness and proliferation of smart home devices and home automation; and expected new product releases. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Control4’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as other documents that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability of Control4 to remain competitive and maintain its position in the market; Control4’s ability to increase market awareness of its solution and brand, including through direct-to-consumer marketing efforts; the ability of dealers and distributors to sell Control4 solutions; unexpected fluctuations in quarterly operating results; the ability of Control4 to develop new solutions and develop and expand its network of dealers and distributors; the ability of Control4 to realize the intended benefits of its strategic relationships; the compatibility of Control4 solutions with third-party products and applications; the ability of Control4 to adapt to technological changes; changes in the demand for Control4’s solutions may develop more slowly than expected; the loss of key employees; increased demands on employees and costs associated with operating as a public company; general political or destabilizing events, including war, conflict, acts of terrorism or cyber attacks; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Control4 undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income from operations, non-GAAP operating income percentage, non-GAAP net income, non-GAAP net income per diluted share, and net investments. Non GAAP gross margin, non GAAP income (loss) from operations, and non GAAP net income (loss) exclude non-cash expenses related to stock based compensation, amortization of intangible assets, and acquisition-related costs.

Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of the business operations.

The Company has recently completed acquisitions which resulted in operating expenses that would not have otherwise been incurred. Management has provided supplementary non-GAAP financial measures, which exclude acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. Management considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the Company’s control. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from the non-GAAP measures, management is better able to evaluate the ability to utilize its existing assets and estimate the long-term value that acquired assets will generate. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) professional service fees, recorded in operating expenses, which include third party costs related to the acquisition, and legal and other professional service fees associated with diligence, entity formation and corporate structuring, disputes and regulatory matters related to acquired entities and (ii) acquisition-related adjustments which include adjustments to acquisition-related items such as being required to record Nexus inventory at its fair value, resulting in a step-up in the inventory value. The step-up is recorded through cost of goods sold when the inventory is sold, resulting in a negative impact to our gross margin. Although these expenses are not recurring with respect to past acquisitions, the Company will generally incur these expenses in connection with any future acquisitions.

The Company excludes the amortization of acquired intangible assets from non-GAAP measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired. Although the Company excludes amortization of acquired intangible assets from non-GAAP measures, management believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Management provides a non-GAAP measure representing the fair market value of the available-for-sale investments. We account for purchases and sales of investments on a trade-date basis. This is a non-GAAP measure representing the fair market value of our available-for-sale investments on a settlement date basis because from time to time, the investment trade date and the investment settlement date will cross a reporting period. We believe presentation of our investments on a settlement date basis is relevant to readers of our financial statements.

Management believes these adjustments provide useful comparative information to investors. Non-GAAP results are presented for supplemental informational purposes only for understanding the operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Management urges investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the business.

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	March 31,
	2014	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,187	$14,637
Restricted cash	311	297
Short-term investments	53,523	50,707
Accounts receivable, net	20,155	18,749
Inventories	14,212	19,762
Prepaid expenses and other current assets	2,075	2,473
Total current assets	119,463	106,625
Property and equipment, net	5,089	5,987
Long-term investments	14,509	18,770
Intangible assets, net	1,409	5,923
Goodwill	231	2,753
Other assets	1,329	1,319
Total assets	$142,030	$141,377
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,016	$17,479
Accrued liabilities	4,750	4,233
Deferred revenue	843	929
Current portion of notes payable	915	842
Total current liabilities	21,524	23,483
Notes payable	913	719
Other long-term liabilities	1,291	1,011
Total liabilities	23,728	25,213
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 24,305,381 and 24,402,371 shares issued and outstanding at December 31, 2014 and March 31, 2015 (unaudited), respectively	2	2
Additional paid-in capital	212,388	214,728
Accumulated deficit	(93,928)	(98,159)
Accumulated other comprehensive loss	(160)	(407)
Total stockholders’ equity	118,302	116,164
Total liabilities and stockholders’ equity	$142,030	$141,377

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2015
	(unaudited)

Revenue	$31,855	$32,083
Cost of revenue	15,619	16,472
Gross margin	16,236	15,611
Operating expenses:
Research and development	6,775	7,995
Sales and marketing	6,301	7,367
General and administrative	3,688	4,621
Total operating expenses	16,764	19,983
Loss from operations	(528)	(4,372)
Other income (expense):
Interest, net	(19)	21
Other income (expense), net	8	(410)
Total other expense	(11)	(389)
Loss before income taxes	(539)	(4,761)
Income tax benefit	—	(530)
Net loss	$(539)	$(4,231)
Net loss per common share:
Basic	$(0.02)	$(0.17)
Diluted	$(0.02)	$(0.17)
Weighted-average number of shares:
Basic	23,117	24,344
Diluted	23,117	24,344

Stock-based compensation expense included in the consolidated statements of operations data:
Cost of revenue	$20	$47
Research and development	478	772
Sales and marketing	222	454
General and administrative	527	576
Total stock-based compensation expense	$1,247	$1,849

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2014	2015
	(unaudited)

Operating activities
Net loss	$(539)	$(4,231)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	608	603
Amortization of intangible assets	98	325
Provision for doubtful accounts	59	71
Stock-based compensation	1,247	1,849
Changes in assets and liabilities:
Accounts receivable	(603)	1,716
Inventories	(1,783)	(3,389)
Prepaid expenses and other current assets	(246)	(375)
Other assets	(23)	47
Accounts payable	1,038	519
Accrued liabilities	(1,408)	(1,049)
Deferred revenue	122	86
Other long-term liabilities	(17)	(347)
Net cash used in operating activities	(1,447)	(4,175)
Investing activities
Purchases of available-for-sale investments	(59,775)	(25,500)
Proceeds from sales of available-for-sale investments	1,043	—
Proceeds from maturities of available-for-sale investments	—	24,095
Purchases of property and equipment	(389)	(808)
Business acquisition, net of cash acquired	—	(8,380)
Net cash used in investing activities	(59,121)	(10,593)
Financing activities
Proceeds from exercise of options for common stock	3,199	491
Repayment of notes payable	(297)	(267)
Net cash provided by financing activities	2,902	224
Effect of exchange rate changes on cash and cash equivalents	5	(6)
Net decrease in cash and cash equivalents	(57,661)	(14,550)
Cash and cash equivalents at beginning of period	84,546	29,187
Cash and cash equivalents at end of period	$26,885	$14,637
Supplemental disclosure of cash flow information
Cash paid for interest	$39	$36
Cash paid for taxes	93	66
Supplemental schedule of non-cash investing and financing activities
Landlord paid tenant improvements	—	53
Net unrealized gains (losses) on available-for-sale investments	(33)	40

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2014	2015
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$16,236	$15,611
Stock-based compensation expense in cost of revenue	20	47
Amortization of intangible assets in cost of revenue	94	305
Acquisition-related costs in cost of revenue	—	294
Non-GAAP gross margin	$16,350	$16,257
Revenue	$31,855	$32,083
Gross margin percentage	51.0%	48.7%
Non-GAAP gross margin percentage	51.3%	50.7%

Reconciliation of Loss from Operations to Non-GAAP Income (Loss) from Operations:
Loss from operations	$(528)	$(4,372)
Stock-based compensation expense	1,247	1,849
Amortization of intangible assets	98	325
Acquisition-related costs	—	886
Non-GAAP income (loss) from operations	$817	$(1,312)
Revenue	$31,855	$32,083
Operating margin percentage	-1.7%	-13.6%
Non-GAAP operating margin percentage	2.6%	-4.1%

Reconciliation of Net Loss to Non-GAAP Net Income (Loss):
Net loss	$(539)	$(4,231)
Stock-based compensation expense	1,247	1,849
Amortization of intangible assets	98	325
Acquisition-related costs	—	886
Non-GAAP net income (loss)	$806	$(1,171)
Non-GAAP net income (loss) per common share:
Basic	$0.03	$(0.05)
Diluted	$0.03	$(0.05)
Weighted-average number of shares:
Basic	23,117	24,344
Diluted	25,746	24,344

Reconciliation of Investments to Investments, net:
Short-term investments	$53,523	$50,707
Long-term investments	14,509	18,770
Investments payable	—	—
Investments, net	$68,032	$69,447

CONTACTS:

Investor Relations	Media:
Mike Bishop	Blair Sonnen
The Blueshirt Group	Control4
Tel: +1 415-217-4968	Tel: +1 801-619-4245
mike@blueshirtgroup.com	bsonnen@control4.com

# # #

Source: Control4